BROKER/DEALER AGREEMENT


      LAKESIDE MORTGAGE FUND LLC, a California limited liability company ("Issuer"), and ePLANNING SECURITIES, INC., a California corporation, ("Broker"), effective as of June 2, 2003, agree as follows:

1. Background and Purpose.

      1.1. Issuer wishes to issue, offer and sell units of membership interest in Issuer ("Units") as described in that certain Offering Circular of Issuer dated February 24, 2003, as the same may be amended and supplemented from time to time (the "Offering Circular").

      1.2. Broker represents that Broker is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and licensed as a broker-dealer under California's Corporate Securities Law of 1968 ("California Securities Law"). Broker, through its registered representative(s), wishes to act as Issuer's non-exclusive broker in selling the Units, all on the terms and subject to the conditions set forth herein.

2. Appointment of Broker. Issuer hereby engages Broker to serve as a non-exclusive broker for the offering and sale of the Units (the "Offering"). Broker shall serve as Issuer's broker for the sale of the Units during the term of this Agreement. Units may also be offered and sold directly by the Company. Unless terminated earlier as provided herein, the term of this Agreement shall continue for so long as an offering permit issued by the California Department of Corporations remains in effect as extended from time to time. Issuer shall use its best efforts to give Broker prompt notice of any anticipated termination of the effectiveness of such offering permit upon knowledge by Issuer of such anticipated termination.

3. Registered Representatives of Broker. Broker shall perform its obligations under this Agreement through its registered representatives. Only registered representatives of the Broker are authorized to sell the Units under this Agreement.

4. Duties of Broker.

      4.1. Referral of Prospective Investors. Broker shall:

            (a) use its standard reasonable efforts to procure qualified subscribers for Units on the terms described in the Offering Circular;

            (b) distribute offering materials prepared by Issuer, which include without limitation the Offering Circular, the Operating Agreement ("Operating Agreement") and Subscription Agreement ("Subscription Agreement") attached to the Offering Circular, the ePlanning Securities, Inc. Supplement to Lakeside Mortgage Fund, LLC Offering Circular ("Supplement"), and all other documents attached to the Offering Circular or otherwise provided to Broker by Issuer for distribution to investors (collectively, the "Offering Materials"), only to Broker's clients which Broker reasonably determines are qualified to invest in the Units;


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            (c) keep accurate records as to the clients to whom Broker has distributed the Offering Materials;

            (d) use Broker's best efforts to assure that no client to which the Offering Materials are distributed will make an investment decision with respect to the Units until such client has read all of the Offering Materials completely and thoroughly;

            (e) assist Broker's clients to whom Offering Materials have been distributed in understanding the contents of the Offering Materials and in completing the Subscription Agreement and any other documents required to be completed by the client;

            (f) collect completed and executed Subscription Agreements and payments of investment amounts from clients on behalf of Issuer, and deliver these promptly to Issuer;

            (g) comply at all times with all material federal, state, local and common laws and all rules, regulations and orders of any court, government or unit or agency thereof applicable to the services to be rendered by the Broker;

            (h) retain for at least four (4) years all information relevant to establishing that each purchaser of the Units sold by the Broker is within the permitted class of investors under the terms of the Offering Documents;

            (i) supply the Issuer and its counsel with such written reports of the Broker's activities relating to sales of the Units as Issuer may from time to time reasonably request, provided that the creation of such reports is not unreasonably burdensome to Broker;

            (j) make no representations in offering Units inconsistent with the Offering Materials or other information supplied by the Issuer and use no sales materials other than those provided by the Issuer without the Issuer's prior approval; and

            (k) keep the Issuer reasonably informed as to the progress of the Offering by periodic reports, either orally or in writing.

      4.2. Compliance with Applicable Securities Laws. Broker acknowledges that the Units are being offered pursuant to: (i) the exemption from the registration requirement of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 3(a)(11) of the Securities Act and Rule 147 promulgated thereunder; and (ii) a permit dated February 24, 2003 issued by the California Department of Corporations. In order to preserve this exemption for Issuer, and to assure compliance with other applicable securities laws and the Permit, Broker shall:

            (a) offer the Units and sell the Units only to persons which Broker reasonably believes, after reasonable inquiry, to be resident within the State of California, as that term is defined in Section 4.2.1;


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            (b) use Broker's best efforts to prevent any resale of the Units to any persons other than persons resident within the State of California during the period that Units are being offered by Issuer, and for nine (9) months thereafter (which efforts shall consist of informing Broker's clients of the prohibition on such resale, and refusing to facilitate, either directly or indirectly, such resale); and

            (c) use Broker's best efforts to assure that a written representation is obtained from each purchaser as to the purchaser's residence.

            4.2.1. Definition of "Resident Within the State of California." In determining whether a person is a resident of the State of California:

                  (a) a corporation, partnership, trust, or other form of business organization is a resident of the State of California if the organization has its principal office in the State of California;

                  (b) an individual is a resident of the State of California if the individual's principal residence is in the State of California; and

                  (c) a corporation, partnership, trust, or other form of business organization which is organized for the specific purpose of investing in Units is a resident of the State of California only if all beneficial owners are residents of the State of California.

5. Duties of Issuer. Issuer shall collect the completed and executed Subscription Agreements delivered by Broker, shall review the representations set forth in each agreement by each prospective investor, and shall decide whether to accept the offer to invest made by each prospective investor, in Issuer's sole discretion, all in accordance with the provisions of the Subscription Agreement. Issuer shall contact Broker with respect to the decision made as to each prospective investor. Issuer shall comply with the provisions of the Subscription Agreement with respect to delivery of materials required to be delivered to the investor. To the extent Issuer offers and sells Units concurrently with the offer and sale by Broker, Issuer shall comply with all duties set forth in Section 4.2 (a) through (c). Issuer shall comply at all times with all material federal, state, local and common laws and all rules, regulations and orders of any court, government or unit or agency thereof applicable to any services to be rendered by Issuer to Broker.

6. Commissions. As consideration for the services provided by Broker hereunder, Issuer shall pay to Broker the following commissions based on amounts paid to Issuer by investors which have been referred by Broker, and which have purchased Units, after having been accepted by Issuer ("Investor Amounts"). Issuer reserves the right to reject any offer (in the form of a completed and executed Subscription Agreement) by a prospective investor referred by Broker, and Broker will be paid the commission hereunder only on consummated sales of Units to investors referred by Broker. Issuer shall pay Broker the following amounts:

      (a) a commission of three percent (3%) of all Investor Amounts;


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      (b) a marketing fee of one half percent (0.5%) of all Investor Amounts;
and

      (c) an annual trailing commission of one half percent (0.5%) of all Investor Amounts remaining invested with Issuer.

      The amounts described in (a) and (b) shall be paid within thirty (30) days following the acceptance of a subscription by Issuer as evidenced by the deposit of the accepted amount into Issuer's Subscription Account. The amount described in (c) shall be paid quarterly, within ten (10) days following the last day of the quarter in which the anniversary of the investment occurred.

7. Offering Expenses. Issuer shall be responsible for all expenses involved in the preparation of the Offering Materials, and all expenses involved in compliance with applicable securities laws, including without limitation legal fees incurred for the preparation and review of documents to be filed under federal and state securities laws. Broker shall be responsible for all of Broker's expenses with regard to the sale of the Units; provided, however, Issuer shall pay all legal fees incurred by Broker in connection with this offering up to a maximum of $15,000.

8. Representation and Warranties of Broker. Broker represents and warrants as follows:

      (a) Broker is a corporation which has been validly formed and duly organized, and is in good standing, under the laws of the State of California;

      (b) Broker is duly registered and in good standing as a broker-dealer with the Securities and Exchange Commission (SEC) under the Exchange Act, and is a member of the National Association of Securities Dealers (NASD) and/or the New York Stock Exchange (NYSE);

      (c) Broker is duly licensed and in good standing as a broker-dealer in the State of California;

      (d) Neither Broker, nor any officer, director, partner, member, manager, or controlling person of Broker, is subject to any of the disqualification provisions set forth in Rule 262 promulgated under the Securities Act; and

      (e) Performance under this Agreement and the consummation of the transactions contemplated in the Offering Circular will not result in a breach or violation of the terms or provisions of, or constitute a default under, any statute, indenture or other agreement or instrument to which the Broker or any of its affiliates are a party or by which they are bound, or any order, rule or regulation directed to them by any court or government agency.

9. Representations and Warranties of Issuer. Issuer represents and warrants as follows:

      (a) Issuer is a limited liability company which has been validly formed and duly organized, and is in good standing, under the laws of the State of California;


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      (b) The Offering Materials prepared by Issuer set forth information which is complete, correct and accurate, and, to the best knowledge of Issuer, contain no material misstatements or omissions;

      (c) Issuer has provided complete, correct and accurate information to Broker in response to Broker's due diligence questions relative to the Units and such information, to the best knowledge of Issuer, contains no material misstatements or omissions; and

      (d) Issuer will use its best efforts to assure that the offering of the Units complies with the exemptions from registration and qualification described in Section 3(a)(11) and Rule 147, including, without limitation and to the extent applicable due to Issuer's offering of the Units concurrently with Broker, those obligations set forth in Section 4.2 (a) through (c).

10. Indemnification.

      10.1. Indemnification by Issuer. To the extent permitted by law, Issuer shall protect, defend, indemnify and hold harmless Broker, and each of its officers, directors, agents, employees, representatives, and legal counsel, against any losses, claims, damages or liabilities, joint or several, to which Broker or any such officers, directors, agents, employees, representatives, or legal counsel may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise from or relate to: (i) any untrue or alleged untrue statement of any material fact contained in the Offering Materials; (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any violation by Issuer of any rule or regulation promulgated under the Securities Act or other securities laws applicable to Issuer in connection with the offering and sale of the Units; (iv) any negligence, violation of law, or other wrongful act by Issuer in connection with the Units; or (v) any breach by Issuer of its obligations, covenants, representations, or warranties made in this Agreement. Issuer will reimburse any legal or other expenses reasonably incurred by Broker or its officers, directors, agents, employees, representatives, and legal counsel in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity obligations set forth in this Section
10.1 shall not apply to: (i) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected by Broker without the consent of Issuer (which consent shall not be unreasonably withheld); or (ii) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any action, statement or omission of Broker.

      10.2. Indemnification by Broker. To the extent permitted by law, Broker will protect, defend, indemnify and hold harmless Issuer, and each of its officers, directors, agents, employees and legal counsel, against any losses, claims, damages or liabilities to which Issuer or any such officer, director, employee, agent or legal counsel may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of: (i) any untrue or alleged untrue statement of any material fact in connection with the Units made by Broker; (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made by Broker not misleading in connection with the Units; (iii) any negligence, violation of law, or other wrongful act by Broker in connection with its offering of the Units; (iv) any failure by Broker to meet its obligations as set forth in this Agreement including, without limitation, the manner of offering obligations set forth in Section 4.2; or (v) any breach, default or misstatement by Broker with respect to any of its representations, warranties, or covenants set forth herein. Broker will reimburse any legal or other expenses reasonably incurred by Issuer or its officers, directors, agents, employees, representatives, and legal counsel in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 10.2 shall not apply to: (i) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Broker (which consent shall not be unreasonably withheld); or (ii) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any action, statement or omission of Issuer.


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      10.3. Notice. Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the indemnifying party's ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the failure to notify the indemnifying party shall not relieve him of any liability that the indemnifying party may have to any indemnified party otherwise than under this Section 10.

      10.4. Contribution. If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party hereunder with respect to any loss, liability, claim, damage or expense for which indemnification would otherwise be required, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and of the indemnified party in connection with the action, inaction, statement or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.

11. Termination. Either party may terminate this Agreement as follows:

      (a) following a material breach of this Agreement by the other party, which remains uncured to the reasonable satisfaction of the terminating party after ten (10) days following written notice of such breach by the terminating party; and

      (b) for any reason, with thirty (30) days' prior written notice to the non-terminating party.

12. Authority. It is understood that the Broker's relationship with the Issuer is as an independent contractor. Nothing herein shall be construed as creating a relationship of partners, joint venturers, or employer and employee between or among the Broker or the Issuer. Broker is not authorized to give any information or make any representation to any person that is not consistent with the Offering Circular or with such materials as the Issuer supplies to the Broker for use in connection with the offering or as may be necessary in order to permit the Broker to investigate the offering and to permit offerees to protect their own interests in connection with the transaction.


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13. Miscellaneous.

      13.1. Entire Agreement. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

      13.2. Survival. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the termination of this Agreement.

      13.3. Amendment. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by each of the parties to this Agreement.

      13.4. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

      13.5. Nonassignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing the nondefaulting parties to exercise all remedies available under law.

      13.6. Succession. Subject to the provisions regarding assignability otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties.

      13.7. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

      13.8. Specific Performance. Each party's obligations under this Agreement are unique. The parties each acknowledge that, if any party should default in performance of the duties and obligations imposed by this Agreement, it would be extremely impracticable to measure the resulting damages. Accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.


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      13.9. Notices. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or
(iv) on the date of transmission if sent by telegram, facsimile, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.

      13.10. Attorneys' Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

      13.11. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

      13.12. Captions. All paragraph captions are for reference only and shall not be considered in construing this Agreement.

      13.13. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

      13.14. Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules.

      13.15. Venue. Each party consents to the jurisdiction of, and any actions arising under this Agreement shall be heard and resolved in, courts in the State of California.

      13.16. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall whenever possible be cumulative with all other remedies at law or in equity.

                                           Signatures on following pages


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13. Signatures.

                                   LAKESIDE MORTGAGE FUND, LLC,
                                   A California limited liability company

                                   By:  Lakeside Financial Group, Inc., Manager


                                   By:
                                      -----------------------------------------
                                      (William F. Webster,
                                      President and General Counsel)
                                      Address: 443 Redcliff Dr., Suite 240
                                               Redding, CA 96002


                                   ePLANNING, SECURITIES INC., a California corporation


                                   By:
                                      -----------------------------------------
                                      (Cliff Gamble, President and CEO)
                                      Address: 3017 Douglas, Blvd., Suite 250
                                               Roseville, CA 95661

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